INVESTMENT AND STOCKHOLDERS' AGREEMENT

         THIS INVESTMENT AND STOCKHOLDERS' AGREEMENT (the "Agreement") is made as of June 26, 1998, by and among Sheridan Healthcare, Inc., a Delaware corporation ("Sheridan"), and the individuals who are identified as Stockholders on Schedule A attached to this Agreement (the "Stockholders").

                             PRELIMINARY STATEMENTS

         Reference is made to: (i) the Stock Purchase Agreement, dated as of June 26, 1998 by and among Dr. Ian Jeffries Neonatology Associates, M.D., Inc., a Florida corporation ("IJNA"), Ian P. Jeffries, M.B., and Sheridan; (ii) the Stock Purchase Agreement, dated as of June 26, 1998 by and among Andrew B. Kairalla, M.D., Inc., a Florida corporation ("ABK"), Andrew B. Kairalla, M.D., and Sheridan; (iii) a Stock Purchase Agreement, dated as of June 26, 1998 by and among Felix A. Estrada, M.D., Inc., a Florida corporation (the "FAE"), Felix A. Estrada, and Sheridan;(ii) each of the Restrictive Covenant Agreements, dated as of June 26, 1998 by and between Sheridan and each of the Stockholders; and (iii) each of the Physician Employment Agreements, dated as of June 26, 1998 by and between Sheridan Children's Healthcare Services, Inc., a Florida corporation and each of the Stockholders (collectively, the "Related Documents"). Capitalized terms not defined in this Agreement shall have the meanings given them in the Related Documents.

         The parties to this Agreement desire to set forth the terms of their interest in the securities of Sheridan.

         In consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, the parties to this Agreement agree as follows:

     ARTICLE I   ACQUISITION OF SECURITIES
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         Section 1. Acquisition of Sheridan Common Stock by Stockholders. Pursuant to the Stock Purchase Agreement, each Stockholder has been issued by Sheridan the respective number of shares of Sheridan Common Stock (as defined in the Stock Purchase Agreement), set forth opposite the name of that Stockholder on Schedule A to this Agreement.

    ARTICLE II  THE CLOSING
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         Section 1. Closing. The delivery and acceptance of the shares of Sheridan Common Stock being acquired by the Stockholders pursuant to the Stock Purchase Agreement (the "Closing Shares"), shall take place at the offices of Sheridan concurrently with the Closing of the transactions contemplated by the Related Documents, or at a later date as agreed to in writing by the parties and subject to satisfaction or waiver of all of the conditions set forth in the Related Documents and in this Agreement. For the purposes of this Agreement, the term "Closing Shares" shall mean: (a) any shares of Sheridan Common Stock issued at Closing or at a later date as agreed to in writing by the parties, pursuant to the Related Documents; and, (b) any securities of Sheridan issued or issuable with respect to any of the shares described in clause (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a person will be deemed to be a holder of Closing Shares whenever that person has the right to then acquire or obtain from Sheridan any Closing Shares, whether or not that acquisition has actually been effected).

      ARTICLE III   RESTRICTIONS ON TRANSFER
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         Section 1.     Restrictions on Transfer of Closing Shares.

                  (a)ab Each Stockholder agrees not to offer, transfer, donate, sell, assign, pledge, hypothecate or otherwise dispose of (collectively "Transfer" and the result of any of these actions is a "Transfer") any Closing Shares now or hereafter acquired or other rights in respect to those Closing Shares or rights pursuant to this Agreement, whether occurring voluntarily or involuntarily, directly or indirectly, or by operation of law or otherwise, except that a Stockholder may Transfer Closing Shares in accordance with the provisions of Article III, Section 1(b).

                  (b)     Notwithstanding   anything  in  this  Agreement,   the
following  transactions  shall be exempt from the  prohibition  on  Transfers in
Section 1 of this Article III:

                                    (i)    Transfers  between a Stockholder  and
                  the trustees of a trust revocable by that Stockholder alone and the sole beneficiary of which is that Stockholder;

                                    (ii)   Transfers by gift by a Stockholder to
                  that Stockholder's spouse or issue or to the trustees of a trust for the benefit of that spouse and/or issue;

                                    (iii)  Transfers  between a  Stockholder and
                  that Stockholder's guardian or conservator; and,

                                    (iv)   Transfers   upon   the   death  of  a
                  Stockholder by will, intestacy laws or the laws of survivorship to that Stockholder's personal representatives, heirs or delegatees.

         provided, however, that the transferee agrees in writing for the benefit of the other Stockholders and Sheridan, as a condition to that Transfer, to be bound by all of the provisions of this Agreement to the same extent as was the transferor prior to that Transfer; and provided, further, that any of these transferees shall take all Closing Shares and rights so transferred subject to all the provisions of this Agreement as if those Closing Shares or rights were still held by the Stockholder who made the Transfer. If any Transfer is effected in accordance with the provisions of this Article III, Section 1(b)(i), (ii),
(iii) or (iv), then the transferee shall be referred to as a "Permitted Transferee," and for all purposes of this Agreement unless expressly indicated to the contrary, the Permitted Transferee shall be deemed to be a "Stockholder," but only to the extent that the transferor was included within that definition prior to the transfer.

                  (c) If any Transfer by a Stockholder is made or attempted contrary to the provisions of this Agreement, that purported Transfer shall be void ab initio; Sheridan and the other Stockholders (and their transferees) shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and Sheridan shall have the right to refuse to recognize any Transferee of a Stockholder pursuant to any Transfer that is made or attempted contrary to the provisions of this Agreement as one of its stockholders for any purpose.

         Section 2. Termination of Restrictions on Transfer of Closing Shares. The provisions of this Article III, as they relate to certain Closing Shares, shall terminate and be of no further force and effect as of June 26, 1999.

     ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
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         By execution of a counterpart of this Agreement, any Stockholder at the time of that execution makes the following representations and warranties to Sheridan, these representations and warranties being made in connection with the issuance of the Closing Shares:

         1. This Agreement is made in reliance on each Stockholder's representations to Sheridan that all Closing Shares acquired by that Stockholder will be acquired for investment for that Stockholder's own account, not as a nominee or agent, and not with a view toward distribution of any part thereof, and that Stockholder has, except as otherwise contemplated in the Related Documents, no present intention of selling, granting participation in, or otherwise distributing those Closing Shares.

         2. Each Stockholder understands that the Closing Shares will not be registered under the Securities Act, on the ground that the sale and issuance of the same are exempt from registration under Section 4(2) of the Securities Act, and that Sheridan's reliance on that exemption is predicated on the representations of each Stockholder set forth in this Agreement.

         3. Each Stockholder understands that the Closing Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Closing Shares or an available exemption from registration under the Securities Act, the Closing Shares must be held indefinitely. Each Stockholder agrees that, in addition to any other applicable limitations on the transfer of the Closing Shares, in no event will it make a transfer, pledge or other disposition of any of the Closing Shares other than pursuant to an effective registration statement under the Securities Act, unless and until: (i) that Stockholder shall have notified Sheridan of the proposed disposition and shall have furnished to Sheridan a statement of the circumstances surrounding the disposition; and, (ii) at the expense of the Stockholder or its transferee, it shall have furnished to Sheridan an opinion of counsel reasonably satisfactory to Sheridan and its counsel to the effect that the proposed transfer, pledge or other disposition may be made without registration under the Securities Act.

         4. Each Stockholder: (i) by reason of his or her business and financial experience, has that knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of his or her investment in the Closing Shares; and,
         (ii) believes his or her financial condition and investments enable him or her to bear the economic risk of a complete loss of the Closing Shares. Each Stockholder has consulted with its own advisers with respect to their proposed investment in Sheridan. Each Stockholder has had the opportunity to ask questions and to receive answers concerning the financial condition, operations and prospects of Sheridan and the terms and conditions of the Stockholder's investment, as well as the opportunity to obtain any additional information necessary to verify the accuracy of information furnished in connection therewith that Sheridan possesses or can acquire without unreasonable effort or expense. In addition, the Stockholder acknowledges that he or she has received prior to the execution of this Agreement the following documentation: (i) a prospectus for Sheridan, dated as of October 31, 1995 (ii) annual reports for 1996 and 1997; (iii) 10Ks for 1996 and 1997; and, (iv) Sheridan's Form 10-Q for the time period ended March 31, 1998. Each Stockholder has carefully reviewed that documentation and has had the opportunity to review that documentation with his or her own advisers and Sheridan.

         5. Each Stockholder is an individual who either (i) has an individual net worth, or joint net worth with that Stockholder's spouse as of the date hereof which exceeds One Million Dollars ($1,000,000.00); or (ii) has had income in excess of Two Hundred Thousand Dollars ($200,000.00) in each of the two (2) most recent years or joint income with that Stockholder's spouse in excess of Three Hundred Thousand Dollars ($300,000.00) in each of those years and has a reasonable expectation of reaching the same income level in the current year.

         6. Each Stockholder's legal domicile for purposes of the applicable securities laws is as set forth on Schedule A attached to this Agreement executed by that Stockholder.

         7. This Agreement and each agreement, instrument and document to be executed and delivered by each Stockholder pursuant to or as contemplated by this Agreement constitute, or when executed and delivered by that Stockholder will constitute, valid and binding obligations of that Stockholder enforceable in accordance with their respective terms.

         8. The execution, delivery and performance by each Stockholder of this Agreement and each agreement, document and instrument:

                  (a) do not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to that Stockholder, or require that

                  Stockholder to obtain any approval, consent or waiver of, or to make any filing with, any person that has not been obtained or made; and

                  (b) do not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which that Stockholder is a party or by which the property of that Stockholder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of that Stockholder.

    ARTICLE V  MISCELLANEOUS PROVISIONS
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         Section 1. Survival of Representations and Warranties. The Stockholders agree that each representation, warranty, covenant and agreement made by them in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by Sheridan, shall remain operative and in full force and effect after the date of this Agreement regardless of any investigation or the acceptance of securities hereunder and payment therefor.

         This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

         Section 2. Legend on Securities. Sheridan and the Stockholders acknowledge and agree that substantially the following legend shall be typed on each certificate evidencing any of the securities issued under the Related Documents or held at any time by the Stockholders (and their transferees):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO: (1) A REGISTRATION STATEMENT WITH RESPECT TO THESE SECURITIES WHICH IS EFFECTIVE UNDER THAT ACT; OR, (2) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THAT ACT RELATING TO THE DISPOSITION OF SECURITIES. THESE SECURITIES ARE ALSO SUBJECT TO THE PROVISIONS OF A CERTAIN INVESTMENT AND STOCKHOLDERS' AGREEMENT, DATED AS OF JUNE 26, 1998, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THAT
AGREEMENT. A COMPLETE AND CORRECT COPY OF THAT AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF SHERIDAN AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

         SHERIDAN IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK. SHERIDAN WILL FURNISH TO EACH STOCKHOLDER WHO SO REQUESTS A COPY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE RIGHTS AND LIMITATIONS OF EACH OUTSTANDING CLASS OF STOCK OF SHERIDAN.

         Section 3. Amendment and Waiver. Any party may waive any provision of this Agreement intended for its benefit in writing. Except as specifically set forth in this Agreement to the contrary, no failure or delay on the part of any party to this Agreement in exercising any right, power or remedy under this Agreement shall operate as a waiver. The remedies in this Agreement are cumulative and are not exclusive of any remedies that may be available to any party to this Agreement at law or in equity or otherwise. This Agreement may be amended with the prior written consent of all parties.

         Section 4. Notices. Whenever any notice, request, information or other document is required or permitted to be given under this Agreement, that notice, demand or request shall be in writing and shall be either hand delivered, sent by United States certified mail, postage prepaid or delivered via overnight courier to the addresses below or to any other address that any party may specify by notice to the other parties. No party shall be obligated to send more than one notice to each of the other parties and no notice of a change of address shall be effective until received by the other parties. A notice shall be deemed received upon hand delivery, two days after posting in the United States mail or one day after dispatch by overnight courier.

Sheridan:                 Sheridan Healthcare, Inc.
                          4651 Sheridan Street, Suite 400
                          Hollywood, Florida  33021
                          Attn: Mitchell Eisenberg, M.D., President

with a copy to:           Sheridan Healthcare, Inc.
                          4651 Sheridan Street, Suite 400
                          Hollywood, Florida  33021
                          Attn:  Jay A. Martus, Esq.

To Stockholders:          At the Addresses listed on Schedule A attached to this
                          Agreement

with a copy to:           Holland & Knight LLP
                          701 Brickell Avenue, Suite 3000
                          Miami, Florida  33131
                          Attn:  Lee Lasris, Esq.

or to any other address of  which  any   party  may  notify the other parties as
provided above.

         Section 5. Headings. The Article and Section headings used or contained in this Agreement are for convenience of the reference only and shall not affect the construction of this Agreement.

         Section 6. Counterparts. This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

         Section 7. Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any person subject to this Agreement will result in irreparable injury to the other parties to this Agreement, that the remedy at law alone will be an inadequate remedy for that breach, and that, in addition to any other legal or equitable remedies which they may have, those other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law) and Sheridan may refuse to recognize any unauthorized transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement. In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of that provision in every other respect and of the remaining provisions contained in this Agreement shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties to this Agreement shall be enforceable to the fullest extent permitted by law.

         Section 8. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties to this Agreement in respect of the subject matter contained in this Agreement and their agreement and understanding. This Agreement supersedes all prior agreements and understandings between the parties with respect to that subject matter.

         Section 9. Adjustments. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of Sheridan.

         Section 10. Law Governing. This Agreement shall be construed and enforced in accordance with and governed by the laws of the state of Delaware (without giving effect to principles of conflicts of law).

         Section 11. Litigation; Prevailing Party. Except as otherwise required by applicable law or as expressly provided in this Agreement, in the event of any litigation, including appeals, with regard to this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all reasonable fees, costs, and expenses of counsel (at pre-trial, trial and appellate levels).

         Section 12. Construction. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted, including any presumption of superior knowledge or responsibility based upon a party's business or profession or any professional training, experience, education or degrees of any member, agent, officer or employee of any party. If any words in this Agreement have been stricken out or otherwise eliminated (whether or not any other words or phrases have been added) and the stricken words initialed by the party against whom the words are construed, then this Agreement shall be construed as if the words so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that those words were stricken out or otherwise eliminated.

         Section 13. Jury Trial. EACH PARTY WAIVES ALL RIGHTS TO ANY TRIAL BY JURY IN ALL LITIGATION RELATING TO OR ARISING OUT OF THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          SHERIDAN:

                                          SHERIDAN HEALTHCARE, INC.


                                          By:
                                              ----------------------------------
                                              Jay A. Martus, Vice President

                                              STOCKHOLDERS:


                                              ----------------------------------
                                              Felix A. Estrada, M.D.


                                              ----------------------------------
                                              Ian P. Jeffries, M.B.


                                              ----------------------------------
                                              Andrew B. Kairalla, M.D.

                                   SCHEDULE A






Name and Address                                     Consideration Paid
  of Stockholder                                      in Sheridan Stock


Felix A. Estrada, M.D.
9901 N.E. 13th Avenue
Miami Shores, Florida  33136                               $125,000.00


Ian P. Jeffries, M.B.
10118 S.W. 125th Street
Miami, Florida 33176                                       $125,000.00


Andrew B. Kairalla, M.D.
9820 S.W. 60th Street
Miami, Florida 33173                                       $125,000.00